Exhibit B

SECURITY AGREEMENT

This Security Agreement (“Security Agreement”) is made this __ day of September 2011, by Phoenix Aerospace, Inc., a Nevada corporation (“PAI”), of 61B Industrial Parkway, Mound House, NV 89706, U.S.A. in favor of Zvi Bar-Nes Nissensohn (“Bar-Nes”), Israeli Passport no. 9379265 of 27 Alexander Penn, Tel-Aviv 69641, Israel, or any affiliate of Bar-Nes (with Bar-Nes, the “Lender”) in accordance with PAI’s Articles of Incorporation and all the other provisions that grant PAI power in such respect and in accordance with resolutions of PAI’s board of directors dated September __, 2011.

Whereas pursuant to that certain Convertible Loan Agreement made and entered into on even date (“CLA”) among PAI, Phoenix International Ventures, Inc. (“PIVN”) and Lender, PAI will obtain from Lender credit, documentary credit, various loans, current and other account overdrafts, indemnities, bonds and guarantees for PAI or for others at PAI’s request (jointly and severally, “Facility”) on such terms as have been and/or are in future from time to time agreed in accordance with the CLA.

And whereas it has been agreed between PAI and Lender that PAI will, by this Security Agreement, secure all its debts and liabilities to Lender or his affiliates (the “Lender, the “Lender”) of every type and kind whatsoever, as set out below, in addition to all the collateral that has been and/or is in future given to Lender.

Now therefore this Security Agreement witnesseth as follows -

1. Secured Amounts

a. This Security Agreement has been issued to secure the full and punctual payment of all the amounts, whether in U.S. Dollars or in any foreign currency, now and in future due to Lender from PAI in any manner or way and for any reason, whether or not the amounts are due from PAI in connection with the provision of the Facility, whether due from PAI alone or together with others, whether PAI has already become liable for them or becomes liable for them in the future, as debtor and/or guarantor and/or otherwise, that are now and/or in future due, payable prior to or after realization of the Collateral hereby given, absolutely or contingently due, directly or indirectly due, due pursuant to PAI’s original obligation or formulated in a court judgment or otherwise -

*           ALL AMOUNTS DUE UNDER THE CLA

plus interest, commissions and all expenses whatsoever, including the costs of realization, advocates’ professional fees, insurance fees, stamp duty and other payments pursuant to this Security Agreement, with the addition of linkage of any type now or in future due from PAI to Lender in any way in respect of linked principal and linked interest (all the aforesaid, the “Secured Sums”).

b. Secured Sums that are now or in future due to Lender from PAI in any foreign currency shall be deemed secured by this Security Agreement only insofar as, in respect of the transaction pursuant whereto they are due, an appropriate permit from the competent authorities in Israel is given in advance or after the event, so long as such a permit is legally necessary.

2. The PAI hereby undertakes to pay Lender every one of the Secured Sums:

a. on its agreed due date, if it has been agreed between Lender and PAI that the particular amount is payable on a particular date;

b. at the end of seven (7) days from the date of Lender’s sending its first written demand to PAI, if a due date has not been agreed as provided in paragraph (a) above.

3. Interest

a. Lender may compute interest on the Secured Sums at such rate as has been or is in future from time to time agreed between it and PAI. In cases in which the interest rate has not been agreed, Lender may fix the interest rate and give notice thereof to PAI. The PAI shall be charged such interest rates as aforesaid and Lender may add them to principal at the end of each quarter or at the end of any other period, as determined by it.

b. In the event of default in payment of all or any of the Secured Sums, they shall bear default interest at the rate agreed upon in the agreement for the provision of the Facility. In the absence of a provision with regard to default interest in those agreements, the Secured Sums shall bear interest at the maximum rate prevailing at Lender in respect of unauthorized withdrawals and defaults on an approved overdraft account, but not less than two percent (2%) more than the interest rate fixed in the agreement for the provision of any banking service.

c. In the event that Lender becomes entitled to realize the Collateral under this Security Agreement it may increase the interest rates of the Secured Sums to the maximum rate for the time being prevailing at Lender in respect of unauthorized withdrawals and defaults on an approved overdraft account.

4. Collateral

a. To secure the prompt repayment of any and all of the Secured Sums, PAI hereby grants to Lender and its successors:

(1) a continuing first lien and security interest in the Designated Account, as such term is defined under the CLA; and

(2) a lien and security interest on all of the other assets of PAI, including accounts receivable, equipment, inventory and all proceeds thereof, provided, however, that such lien and security interest is hereby made, and shall be, expressly subject and subordinated at all times to any liens or security interests, now existing or hereafter created, in favor of any vendors, suppliers or customers of PAI and of any banks or other lending institutions that may extend credit to PAI;

collectively, the “Collateral”.

b. The Collateral granted pursuant to Section 4.a.(1) hereof is and shall be senior to any other interests and rights of third parties.

c. The Lender agrees to enter into any form of intercreditor and subordination agreement that may be requested by a bank or other lending institution to reflect the subordination of Lender’s lien and security interest in the Collateral described in Section 4.a.(2) above, to the prior lien and security interest of such bank or other lending institution.

5. The PAI hereby represents and warrants that, except as contemplated by Section 4.a.(2) above:

a. the Collateral is not charged or pledged to others or attached in any way;

b. the Collateral is owned by it and in its sole possession;

c. there is no legal, contractual or other restraint or condition governing the transfer, charge or pledge of the Collateral;

d. PAI may pledge or charge the Collateral in any way whatsoever;

e. no assignment of right or other transaction has been made that derogates from the value of the Collateral;

f. it received the necessary consents and/or waivers (if any) from the shareholders or investors pursuant to the articles of association of PAI or the various investment agreements.

1.

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6. The PAI hereby undertakes to Lender as follows:

a. except for the sales of inventory in the ordinary course of business, to keep the Collateral in its possession; and

b. except as contemplated by Section 4.a.(2) above, not, without obtaining Lender’s prior written consent, to sell, lease out, move elsewhere or howsoever deliver up the Collateral or any of it, save for sales, transfers and leases of business inventory made in the ordinary course of PAI’s business;

c. except as contemplated by Section 4.a.(2) above, not to sell, lease out, move elsewhere, deliver up or grant to others any right to use the Collateral without obtaining Lender’s prior written consent;

d. except as contemplated by Section 4.a.(2) above, forthwith to notify Lender of the imposition of an attachment over the Collateral and forthwith to notify the attacher of the charge in favor of Lender and at PAI’s expense forthwith and without delay to take all steps in order to remove the attachment. If PAI does not take such steps as aforesaid, Lender may (but need not) take all steps to remove the attachment, and PAI shall be liable immediately to pay Lender all the expenses involved therein (including the professional fees of Lender’s advocates);

e. except as contemplated by Section 4.a.(2) above, not howsoever to charge the Collateral or any of it with rights that are pari passu with or prior or inferior to Lender’s rights and not to assign any right that PAI has in the Collateral without obtaining Lender’s prior written consent;

f. to keep books of account and permit Lender or its representative at any time to examine the books. The PAI undertakes to assist Lender or its representatives and to give them on demand balance sheets, documents and any information required by them, including explanations in connection with the financial and operational state of PAI and/or its business;

g. that there shall be no material change to the business of PAI without Lender’s prior written consent; and

h. to the best of its knowledge, PAI is not currently in breach and there are no proceedings against it in connection with any breach of any intellectual property rights of any third party.

7. Term

a. The Collateral that has been given to Lender pursuant to this Security Agreement is of perpetual character notwithstanding settlement of all or any of PAI’s accounts and it shall remain in force until Lender confirms in writing that this Security Agreement is void.

b. Should Lender have been or in future be given collateral or guarantees for payment of the Secured Sums, all the collateral and guarantees shall be independent of each other.

c. Should Lender compromise with or grant forbearance or a concession to PAI, should Lender alter PAI’s obligations in connection with the Secured Sums or release or waive other collateral or guarantees, the same shall not alter the nature of the Collateral created pursuant to this Security Agreement and all the Collateral and obligations of PAI pursuant to this Security Agreement shall remain in full force and effect.

8. Lender may at any time charge any of PAI’s accounts with it with any amount now or in future due to it from PAI and apply any amount that it receives from or for PAI to the credit of such account as it deems fit and transfer any amount standing to PAI’s credit in any account with it to any other account with it as Lender deems fit.

9. Without prejudice to right of Lender to call for the immediate payment of all or any of the Secured Sums pursuant to any loan agreement or account opening agreement between Lender and PAI, and without prejudice to the generality of the provisions of this Security Agreement, Lender may in any of the under-mentioned cases call for the immediate payment of all or any of the Secured Sums, without prior notice to PAI:

a. if PAI does not discharge to Lender on the due date or dates any of the Secured Sums due to it;

b. if a voluntary winding-up resolution is passed by PAI or if a winding-up order is issued against it by the court or if the court calls a creditors meeting for the purpose of finding an arrangement with them or if PAI’s name has been removed or is about to be removed from any register operated by law;

c. if a (provisional or permanent) receiver, receiver and manager or liquidator is appointed over PAI’s assets or any of them, and such appointment is not revoked within fourteen (14) days;

d. if an attachment is imposed over all or any of PAI’s assets or over any of the Collateral given by PAI to Lender or if any act of execution is taken against it, and such attachment is not cancelled within fourteen (14) days;

e. if PAI stops paying its debts or carrying on its business;

f. if the work or a substantial part of it is stopped for two (2) or more months;

g. if all or any material amount of PAI’s assets are burned, lost or otherwise damaged;

h. if it appears to Lender, at its absolute discretion, that there has been a change in the authority over PAI, in comparison with the situation existing on the date hereof, by a voluntary share transfer or otherwise (save for transfers in good faith to a transferee who was also a shareholder of PAI on the date hereof, and save for the transmission of shares by inheritance) or by a resolution of the members who constitute PAI, without Lender’s prior written approval;

i. if there is a deterioration in the value of the Collateral that has been given to secure payment of the Secured Sums;

j. if PAI is required to accelerate the discharge of debts that it owes to other creditors;

k. if PAI breaches in any material respect or does not perform any of its material obligations that are contained in this Security Agreement and/or any agreement and/or instrument and/or contract made in the past and/or future between PAI and Lender;

l. if it transpires that any warranty of PAI in this Security Agreement and/or any contract made in the past and/or future between PAI and Lender is incorrect and/or inaccurate in any material respect

m. if PAI alters its certificate of incorporation, its by-law or some of them and does not give notice thereof to Lender within forty eight (48) hours;

n. if PAI passes a resolution to merge with another company, whether as absorbing or target company; and

o. if any license, consent, approval or registration of any of the intellectual property rights of PAI is denied, becomes void, suspended or is materially prejudiced, and has a material effect on PAI.

10. Exercise

a. In each of the events set out in the preceding Section 9 shall have occurred and be continuing, Lender may take all the steps it deems fit in order to collect all the Secured Sums, realize the Collateral in any way that the Uniform Commercial Code of the State of Nevada, United States of America permits and exercise all its rights pursuant to this Security Agreement, including realizing the Collateral, in whole or parts and applying the proceeds thereof in discharge of the Secured Sums, without Lender having to enforce or realize any other guarantees or collateral that it might have.

b. In each case where Lender has the right to call for immediate payment of all Secured Amounts, Lender may, as PAI’s attorney, for which purpose PAI irrevocably appoints Lender as its attorney, sell the Collateral and any part of it by auction or otherwise, itself or through others and on conditions at Lender’s absolute discretion, and Lender may itself or by the court or execution office realize the Collateral granted to it pursuant to this Security Agreement or otherwise by the appointment of a receiver or receiver and manager on behalf of Lender (and PAI agrees in advance to any person or legal entity that Lender appoints or proposes as receiver and manager as aforesaid) and amongst his other powers, he may:

(1) take possession of all or any of the Collateral;

(2) sell or let and/or agree to the sale or letting of the Collateral, in whole or parts, or otherwise transfer it on such conditions as he deems fit; and

(3) make any other arrangement in respect of all or any of the Collateral.

11. All income obtained by the receiver and manager from the Collateral and all proceeds obtained by Lender and/or the receiver and manager from the sale of the Collateral or part of it shall be applied:

a. firstly, in discharge of all expenses incurred in connection with collecting the Secured Sums, including the expenses and remuneration of the receiver or receiver and manager at such rate as fixed by Lender;

b. secondly, in discharge of the further amounts that are due to Lender in consequence of the linkage conditions, the interest, damages, commission and expenses now and in future due to Lender pursuant to this Security Agreement;

c. thirdly, in discharge of the principal of the Secured Sums, or in any other order of application as prescribed by Lender.

12. In the event that at the time the Collateral is realized the Secured Sums have not yet fallen due or the Secured Sums are only due to Lender contingently, Lender may collect from the proceeds of realization an amount sufficient to cover the Secured Sums and the amount that it collects shall be charged to Lender as collateral for them and be retained by Lender until their discharge.

13. Without derogating from the other provisions of this Security Agreement, no waiver, forbearance, concession, silence or abstinence (“Waiver”) on the part of Lender in respect of the non-performance or partial or incorrect performance of any of PAI’s obligations pursuant to this Security Agreement shall be construed as a Waiver by Lender of any right and it shall only be treated as acquiescence limited to the specific instance in which it was given. Any Waiver that Lender grants to any party to a bill that Lender holds pursuant to this Security Agreement shall have no effect whatsoever on PAI’s obligations.

14. If and insofar as PAI is made liable or treated as a guarantor (hereinafter referred to as the “Guarantor PAI”), PAI hereby agrees that Lender may:

a. take proceedings in accordance with the law in order to realize the Collateral and/or collect the said amounts, without Lender first being liable to apply to the guaranteed debtors to discharge the said amounts that are due from them to Lender;

b. stop, modify, increase, reduce or renew any credit or other banking service that has been and/or is in future given to the debtors;

c. grant an extension of time and/or similar concession in connection with the discharge of the said amounts;

d. replace, renew, release, amend, refrain from performing or realizing collateral or other guarantees that Lender now or in future holds, whether received by it from the guaranteed debtors or others; and

e. compromise with the guaranteed debtors or others.

The Guarantor PAI hereby agrees that the doing of any of the said acts by Lender shall not vest it with any right to alter or revoke its obligations to Lender.

15. The PAI confirms that Lender’s books and accounts are acceptable to it, shall be deemed correct and shall serve as conclusive evidence against it of all their particulars, including as regards the computation of the Secured Sums, the details of the bills and guarantees and the other collateral and every other matter relating to this Security Agreement. The expression “Lender’s books” means every statement or copy statement and every loan contract or deed signed by PAI, and the expression “accounts” means every record or copy record, whether entered or copied in handwriting or typewriter or entered or copied by means of printing, duplication or photocopying or by means of any electrical or electronic technical instrument, including microfilm.

16. Lender may at any time, at its discretion, without needing PAI’s consent, transfer to another this Security Agreement and the rights pursuant hereto, including the Collateral, in whole or parts, and any transferee may also transfer the said rights without requiring further consent from PAI. The transfer may be made by endorsement of the Security Agreement or in such other manner as Lender deems fit.

17. Lender may deposit the Collateral that has been or is in future given pursuant to this Security Agreement or any of it with a bailee at its discretion at PAI’s expense and from time to time replace the bailee, and Lender may also register all or any of the said Collateral with any legally competent authority.

18. No Prejudice

a. The grant of this Security Agreement is without prejudice to Lender’s right to collect the Secured Sums otherwise than by realization of this Security Agreement.

b. The realization of this Security Agreement shall be without prejudice to Lender’s right to collect from PAI the remainder of the Secured Sums that have not been discharged by realization of the Security Agreement.

19. All expenses in connection with this Security Agreement, its stamping and registration, the realization of the Collateral (including the professional fees of Lender’s advocates) and also insurance, bailment, maintenance and repair of the Collateral shall be paid by PAI to Lender on its first demand, plus interest at the maximum rate prevailing at Lender for the time being on unauthorized withdrawals and defaults on approved overdraft accounts from the date of demand until full discharge. Until their full discharge all the said expenses shall be secured by this Security Agreement.

20. In this Security Agreement:

a. “Lender” means Zvi Bar-Nes Nissensohn and entity controlled by Lender existing on the date hereof and/or established anytime in the future and also Lender’s successors and assigns;

b. the recitals to this Security Agreement constitute an integral part of it; and

c. should this Security Agreement be signed by two (2) or more persons, the signatories shall be jointly and severally liable for the performance of all the obligations pursuant to this Security Agreement.

21. Any notice posted by Lender to PAI by registered or ordinary mail at the address specified above, of which PAI shall give Lender written notice, shall be deemed duly received by PAI within forty eight (48) hours of the time the letter containing the notice was posted.

22. The competent court in Reno, Nevada is hereby vested with jurisdiction for the purpose of this Security Agreement but Lender may also take legal proceedings in any other competent court.

23. This Security Agreement shall be binding and deemed effective when executed by PAI and Lender.

24. This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Security Agreement.

25. This Security Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to the rules respective conflict of law, and the parties hereto irrevocably submit to the exclusive jurisdiction of the courts of Reno, Nevada in respect of any dispute or matter arising out of or connected with this Security Agreement.

IN WITNESS WHEREOF, the undersigned parties have executed this Security Agreement to be effective for all purposes as of the date above first written.

PHOENIX AEROSPACE, INC.

By:          _____________________________

Name:                    Zahir Teja

Title:          Chief Executive Officer

By:          _____________________________

Name:

Title:

ZVI BAR-NES NISSENSOHN

  By: _______________________________